Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐14 of our report dated March 1, 2023, relating to the financial statements and financial highlights of Johnson Fixed Income Fund and Johnson Institutional Core Bond Fund, each a series of Johnson Mutual Funds Trust, for the year ended December 31, 2022, and to the references to our firm under the heading “Financial Highlights” in the Combined Proxy Statement and Prospectus.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 28, 2023